EXHIBIT 99

                                 News Release

For Information Contact:
Matthew D. McGough, Vice President, Corporate Finance (563) 272-7563
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ACQUIRES
LEADING HEARTH PROVIDER
VERMONT CASTINGS GROUP

MUSCATINE, Iowa (October 1, 2014) – HNI Corporation (NYSE: HNI) and its Hearth & Home Technologies business announced the acquisition of the Vermont Castings Group, a leading manufacturer of free-standing hearth stoves and fireplaces.  The Vermont Castings Group has annual revenue of approximately $100 million.

"We're excited about the Vermont Castings Group joining HNI Corporation as part of our Hearth business.  Their unique brands, strong customer relationships and quality products are a great fit with our Hearth and Home business,"  said Stan Askren, Chairman, President and CEO of HNI Corporation.

"We look forward to working with the entire Vermont Castings team and leveraging our lean and marketing expertise to achieve outstanding customer support, and profitable growth for Vermont Castings' channel partners and end-users.  We are pleased to welcome the employees and customers of the Vermont Castings Group to the Hearth & Home Technologies family," said Brad Determan, President of Hearth & Home Technologies.  "The Vermont Castings Group brands have long and proud histories, and we are excited to add these to our industry-leading family of hearth brands."

Ricardo León, President, Vermont Castings Group, will continue in his role and report to Brad Determan.  The transaction was completed as an all cash transaction and is expected to provide nominal profit contribution in 2014 and positively contribute to 2015 earnings.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is a leading global office furniture manufacturer and is also the nation's leading manufacturer of hearth products.  The Corporation's strong brands have leading positions in their markets.  More information can be found on the Corporation's website at www.hnicorp.com.

Forward-looking Statements

This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations for Vermont Castings Group acquisition will be accretive to earnings in 2015.  In addition, forward-looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies or in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

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